Exhibit (11)(b)





                         CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders of
Forum Funds:

We consent to the use of our report dated July 21, 1998 for Small Cap Index Portfolio and Small Cap Value Portfolio, Portfolios of Core Trust (Delaware), incorporated herein by reference into the Statement of Additional Information and to the reference to our Firm under the heading, "Independent Accountants" in the Statement of Additional Information.



                                                  /s/ KPMG Peat Marwick LLP
                                                    KPMG Peat Marwick LLP



Boston, Massachusetts
September 30, 1998